\\1093970 4129-7280-9064 v4 Hogan Lovells DEED OF IRREVOCABLE UNDERTAKING INSTITUTIONAL SHAREHOLDER To: Ingredion Incorporated ("Ingredion") 5 Westbrook Corporate Center Westchester IL 60154 USA 8 June 2026 Dear Sirs, RECOMMENDED CASH OFFER FOR TATE & LYLE PLC ("TATE & LYLE") BY INGREDION INCORPORATED We understand that Ingredion intends to acquire the entire issued and to be issued ordinary share capital of Tate & Lyle (the "Acquisition") by way of a scheme of arrangement under Part 26 of the Companies Act 2006 (the "Companies Act") (including any new, increased, renewed or revised scheme of arrangement the terms of which are no less favourable to shareholders of Tate & Lyle as the terms set out in the Rule 2.7 Announcement., the "Scheme") substantially on the terms (including, for the avoidance of doubt, at a price of at least 595 pence in cash per ordinary share plus the right to receive and retain 2026 Final Dividend (as defined in the Rule 2.7 Announcement) of 13.2 pence per ordinary share and the 2027 Interim Dividend (as defined in the Rule 2.7 Announcement) of 6.8 pence per ordinary share) and subject to the conditions set out or referred to in the draft offer announcement attached to this deed (the "Rule 2.7 Announcement"), together with such additional terms and conditions as may be required to comply with any Applicable Law and the City Code on Takeovers and Mergers (the "Code") or such non-material additional terms and conditions as may be agreed in writing between Ingredion and Tate & Lyle. We also understand that Ingredion may, with the consent of the UK Panel on Takeovers and Mergers (the "Panel"), and subject to the terms of the Co-operation Agreement (as defined in the Rule 2.7 Announcement) at any time, elect to implement the Acquisition by means of a takeover offer (as such term is defined in section 974 of the Companies Act (including any new, increased, renewed or revised takeover offer the terms of which are no less favourable to shareholders of Tate & Lyle as the terms set out in the Rule 2.7 Announcement, the "Takeover Offer")). In consideration of Ingredion releasing the Rule 2.7 Announcement, we irrevocably and unconditionally represent, warrant and undertake to Ingredion that: 1. INTERESTS IN TATE & LYLE SHARES 1.1 We are the beneficial owner of (or are otherwise able to control the exercise of all rights, including voting rights, attaching to, and the ability to procure the transfer of), and/or are the registered holder of, the number of ordinary shares of 29 ⅙ pence each in the capital of Tate & Lyle set out in Schedule 1 to this deed (the "Tate & Lyle Shares", which expression shall include any other shares in Tate & Lyle issued or transferred to us after the date hereof and/or attributable to or derived from such shares). 1.2 Other than as set out in Schedule 1 to this deed and any Deferred Consideration Shares, we are not interested in, or otherwise able to control the exercise of any rights attributable to, any shares or other securities of Tate & Lyle. EXHIBIT 10.3

\\1093970 4129-7280-9064 v4 Hogan Lovells 1.3 We are able to transfer, or procure the transfer of, the Tate & Lyle Shares free from all liens, equities, charges, encumbrances, options, rights of pre-emption, and any other third party rights and interests of any nature. 1.4 We have full power and authority and the right (free from any legal or other restrictions), and will at all times, continue to have all relevant power, authority and the right to enter into and perform our obligations under this deed in accordance with its terms. 2. DEALINGS IN TATE & LYLE SHARES 2.1 We, and if we are not the registered holder of some or all of the Tate & Lyle Shares, we shall procure that any person holding such Tate & Lyle Shares, shall not: (a) sell, transfer, charge, encumber, pledge, grant any option or other right over or otherwise deal in, dispose of, or permit the sale, transfer, charging, encumbering, granting of any option or other right over or other disposal of any of the Tate & Lyle Shares or interest in the Tate & Lyle Shares except under the Acquisition, or accept any other offer in respect of all or any of the Tate & Lyle Shares or any other interest in any of the Tate & Lyle Shares; (b) accept or give any undertaking (whether conditional or unconditional) or letter of intent to accept any other offer made or proposed to be made in respect of the issued and to be issued share capital of Tate & Lyle by any person other than Ingredion or its affiliates; (c) vote in favour of or accept any transaction which is proposed in competition with or which could reasonably be expected to frustrate, impede, restrict, or delay the implementation of the Acquisition, including the Scheme becoming effective or the Takeover Offer becoming or being declared unconditional or otherwise consent to any matter for the purposes of Rule 21 of the Code; (d) requisition, or join in requisitioning, any General Meeting (as defined below) which could (or could reasonably be expected to) frustrate impede, restrict, or delay implementation of the Acquisition; (e) acquire or otherwise deal or undertake any dealing in any interest in shares or securities of Tate & Lyle (other than subscribing for any Deferred Consideration Shares) and, if such interest is acquired by us, such interest shall be deemed to be included in the expression "Tate & Lyle Shares" for the purpose of this deed; (f) enter into any agreement or arrangement or incur any obligation or give any indication of intent (or permit such circumstances to occur): (i) in relation to, or operating by reference to, shares or other securities of Tate & Lyle; (ii) to do all or any of the acts referred to in sub-paragraphs 2.1(a) to (e) (inclusive) above; or (iii) which would or might restrict or impede our voting in favour of the Scheme or accepting the Takeover Offer or our ability to comply with this deed, or which might otherwise frustrate the Acquisition, and references in this sub-paragraph 2.1(f) to any agreement, arrangement, obligation or indication of intent shall include any such agreement, arrangement,

\\1093970 4129-7280-9064 v4 Hogan Lovells obligation or indication of intent whether or not legally binding or subject to any conditions or which is to take effect upon or following the Acquisition becoming effective or lapsing, or upon or following this deed ceasing to be binding, or upon or following any other event. 2.2 If and to the extent there is any restriction on our ability to transfer (or procure the transfer of) the Tate & Lyle Shares, we shall exercise or, where applicable, procure the exercise of, all rights attaching to the Tate & Lyle Shares to: (a) vote (whether on a show of hands or a poll and whether in person or by proxy) in favour of any and all resolutions (whether or not amended) proposed at any meeting of the holders of shares in Tate & Lyle and/or any separate class meeting of the holders of the class of Tate & Lyle shares (including any adjournments or postponements thereof, each a "General Meeting") which are required to remove or give effect to the removal of any such restriction insofar as it relates to the Acquisition and take (or procure the taking of) all other actions available to us in our capacity as a holder of the Tate & Lyle Shares to give effect to the foregoing; and (b) requisition, or join in the requisitioning of, any General Meeting for the purpose of voting on any resolution referred to under paragraph 2.2(a) above, or to require Tate & Lyle to give notice of such meeting. 2.3 Notwithstanding our obligations in paragraph 2.1(a), with effect from the earlier of (i) the date we receive the 2027 Interim Dividend (as defined in the 2.7 Announcement); and (ii) 1 February 2027, we shall have the right but not the obligation to sell or otherwise transfer up to 100% of the Tate & Lyle Shares (in one or a series of trades), provided that (i) the Court Meeting and the General Meeting convened to approve the Resolutions (as defined below) (if the Acquisition is implemented by way of a scheme of arrangement) have each concluded; and (ii) we shall not sell or otherwise transfer (directly or indirectly) in aggregate more than 2% of the entire issued share capital of Tate & Lyle to any person(s), together with any person acting in concert with such person(s), on a cumulative basis during the term of this deed, without obtaining prior written consent from Ingredion’s financial adviser, where: (a) Ingredion’s financial adviser may withhold consent only if, acting reasonably and in good faith and having made reasonable enquiries, it determines that the proposed transferee, or any person acting in concert with the proposed transferee: (i) is; or (ii) has been publicly announced or otherwise identified as, an actual or potential competing bidder for Tate & Lyle at any time prior to the proposed transfer; (b) Ingredion’s financial adviser shall notify us in writing of its decision within seventy- two (72) hours of receiving our written request, and, if withholding consent, shall set out its reasons in reasonable detail. If the financial adviser fails to notify us of its decision within such time period, such consent shall be deemed to have been granted; and (c) for the purposes of contacting Ingredion's financial adviser to obtain written consent, any such request for consent shall be sent by us to Dwayne Lysaght at dwayne.lysaght@jpmorgan.com and copied to Gregory Slack at

\\1093970 4129-7280-9064 v4 Hogan Lovells gregory.slack@jpmorgan.com and Ben Fobel at ben.fobel@jpmorgan.com (or such other details as Ingredion may notify to us in writing). 3. SCHEME 3.1 We shall exercise (or, where applicable, procure the exercise of) all voting rights (whether on a show of hands or a poll and whether in person or by proxy) attaching to the Tate & Lyle Shares: (a) at any meeting of the holders of Tate & Lyle shares ("Tate & Lyle Shareholders") to be convened by order of the High Court of Justice in England and Wales (including any adjournments or postponements thereof, the "Court Meeting"), in favour of any and all resolutions (whether or not amended) at the Court Meeting to approve the Scheme; and (b) at any General Meeting which is convened by Tate & Lyle in connection with the Scheme, in favour of any and all resolutions (whether or not amended) at the General Meeting to approve the Scheme and all related matters (including but not limited to the proposed amendments to the articles of association of Tate & Lyle). 3.2 As soon as possible and in any event not later than 1:00 p.m. BST on the date falling ten Business Days after the deemed date of receipt of (i) the formal document containing the notice of the Court Meeting and the General Meeting (the "Scheme Document") and (ii) the accompanying forms of proxy, we shall: (a) fully complete, execute and deliver to Tate & Lyle's registrars (or procure the execution and delivery to Tate & Lyle's registrars of) such forms of proxy in accordance with the instructions printed on such forms of proxy; and (b) in respect of any Tate & Lyle Shares in uncertificated form, take (or procure the taking of) any action to make a valid proxy appointment and give valid proxy instructions, to vote in favour of each of the resolutions to be proposed at the Court Meeting and the General Meeting to approve or give effect to the Scheme and any related matters (the “Resolutions”) (and, unless instructed to do so by Ingredion, shall not thereafter amend, withdraw or revoke such forms of proxy or proxy appointments and proxy instructions, or submit any new form of proxy or other proxy instructions, in each case either in writing or by attendance at any meeting or otherwise). 4. TAKEOVER OFFER If the Acquisition is implemented by way of a Takeover Offer: 4.1 We shall, as soon as possible and in any event not later than 1:00 p.m. BST on the date falling ten Business Days after the deemed date of receipt of the formal document containing the Takeover Offer (the "Takeover Offer Document") (or, in respect of any shares in Tate & Lyle allotted to us after the posting of the Takeover Offer Document, within ten Business Days of such allotment or acquisition), duly accept (or procure the acceptance of) the Takeover Offer in respect of the Tate & Lyle Shares in accordance with its terms and, in respect of any Tate & Lyle Shares held in certificated form, shall forward the relevant share certificate(s) to Ingredion or its nominated representative (and/or a form of indemnity acceptable to Ingredion (acting reasonably) in respect of any lost shares certificate(s) at the time of acceptance) and, in respect of any Tate & Lyle Shares held in uncertificated

\\1093970 4129-7280-9064 v4 Hogan Lovells form, shall take any action which may be reasonably required by Ingredion or its nominated representative. 4.2 Notwithstanding that the terms of the Takeover Offer Document will confer rights of withdrawal on accepting Tate & Lyle Shareholders, we shall not amend, withdraw, revoke, or procure the amendment, withdrawal, or revocation of any acceptance of the Takeover Offer in respect of the Tate & Lyle Shares and shall procure that no rights to withdraw any acceptance in respect of the Tate & Lyle Shares are exercised. 5. VOTING In each case: 5.1 We shall exercise (or procure the exercise of) the voting rights attaching to the Tate & Lyle Shares on any resolution which would assist the implementation of the Acquisition if it were passed or rejected at a General Meeting or other meeting of Tate & Lyle Shareholders and we shall requisition, or join in the requisition of, any General Meeting or other meeting of Tate & Lyle Shareholders for the purpose of considering any such resolution, in each case, only in accordance with Ingredion's instructions. 5.2 We shall exercise (or procure the exercise of) the voting rights attached to the Tate & Lyle Shares against any resolution or action: (a) which might result in an adverse impact on the fulfilment of any condition of the Acquisition, or impede, restrict, delay or frustrate the Acquisition in any way; (b) to the effect that the text or terms of the resolutions to be proposed at the General Meeting to approve the Scheme and all related matters be amended; (c) to adjourn the General Meeting; or (d) that purports to approve or give effect to (and we will not be bound or agree to be bound by) a proposal by a person other than Ingredion or its affiliates to acquire any shares or securities of Tate & Lyle, unless Ingredion directs us otherwise (and if Ingredion does direct us otherwise then we will exercise (or procure the exercise of) the voting rights attached to the Tate & Lyle Shares in accordance with Ingredion's directions). 6. INFORMATION AND DOCUMENTATION 6.1 We shall promptly provide such information relating to us as may be reasonably requested in order to comply with the rules of the Code and the London Stock Exchange, the Companies Act, the Financial Conduct Authority and any other legal or regulatory requirements and consent to the public disclosure of such information if such disclosure is required by Applicable Law. 6.2 We understand that the information provided to us in connection with the Acquisition is given in confidence and must be kept confidential, except as required by Applicable Law, until such time as the Rule 2.7 Announcement is released or the information has otherwise become generally or publicly available. If and to the extent such information is inside information for the purposes of the Criminal Justice Act 1992 or the Market Abuse Regulation (EU) No 596/2014 (as it forms part of assimilated law as defined in the EU (Withdrawal) Act 2018 in the United Kingdom), we shall comply with the applicable restrictions in such enactments on dealing in securities and disclosing inside information.

\\1093970 4129-7280-9064 v4 Hogan Lovells 6.3 We shall promptly after becoming aware of the same, notify Ingredion in writing of any material change in the accuracy or import of any information previously supplied to Ingredion by us. 6.4 We consent to the inclusion of references to us and the provisions of this deed in the Rule 2.7 Announcement, the Scheme Document (or the Takeover Offer Document as the case may be) and any document in connection with the Acquisition that is required by the Code or any other legal or regulatory requirements. 6.5 We understand and agree that, in accordance with the Code, this deed may be disclosed to the Panel, particulars of this deed and disclosable holdings of, and dealings in, relevant securities of Tate & Lyle and Ingredion will need to be publicly disclosed and will also be contained in the Scheme Document (or Takeover Offer Document, as the case may be) and that, in accordance with Rule 26 of the Code, copies of this deed will be available for inspection until the Acquisition becomes effective. 7. TERMINATION 7.1 All of our obligations under this deed shall lapse and cease to have any effect and, save in respect of paragraph 7.2, the provisions of this undertaking would therefore terminate on any of the following occurrences: (a) the Rule 2.7 Announcement is not released by 5.00 p.m. BST on 8 June 2026 (or such later date as we and Ingredion may agree); (b) Ingredion announces, with the consent of the Panel, and before the Rule 2.7 Announcement or Scheme Document is published, that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme (or Takeover Offer, as applicable) is announced by Ingredion in accordance with Rule 2.7 of the Code; (c) the Scheme Document (as defined in the Rule 2.7 Announcement) (or offer document, as applicable) is not published within 28 days of the date of issue of the Rule 2.7 Announcement (or such later date as the Panel may agree); (d) the Scheme or a Takeover Offer (as the case may be), has lapsed or been withdrawn (for the avoidance of doubt, this shall not apply where the Scheme lapses or is withdrawn solely as a result of Ingredion exercising its right to implement the Acquisition by way of a Takeover Offer rather than a Scheme) and no new, revised or replacement Scheme or Takeover Offer has been announced by Ingredion or its affiliates in accordance with Rule 2.7 of the Code at the same time; (e) a third party makes a competing offer by releasing a Rule 2.7 announcement at a value which exceeds the aggregate value per Tate & Lyle Share of (i) the price per Tate & Lyle Share set out in the Rule 2.7 Announcement and (ii) the right to any Permitted Dividends (as defined in the Rule 2.7 Announcement) per Tate & Lyle Share by 10 per cent. or more (the "Third Party Offer") (provided that, if no later than 5.00 p.m. BST on the fifth Business Day after the day on which the Third Party Offer is made, the consideration per Tate & Lyle Share under the Acquisition is increased such that its value is equal to or exceeds the Third Party Offer, this deed shall not lapse and all obligations under it shall remain in full force and effect), provided that for the calculation of the value of consideration under this paragraph 7.1(e):

\\1093970 4129-7280-9064 v4 Hogan Lovells (i) the value of any cash offer or cash alternative shall be the value in cash, inclusive of any dividend expressly permitted under the terms of such offer as set out in the relevant announcement under Rule 2.7 of the Code; (ii) the value of any listed securities offered shall be as at the time and date of the relevant announcement under Rule 2.7 of the Code; and (iii) the value of any unlisted securities offered as an alternative to cash (or listed securities) shall be valued as at the date of the valuation provided by the appropriate adviser for the purposes of Rule 24.11 of the Code, at that valuation so provided; (f) if the Scheme or the Takeover Offer (as the case may be) has not, in accordance with the requirements of the Code, become Effective (as defined in the Rule 2.7 Announcement) on or before 11.59 p.m. London time on the Long-Stop Date (as defined in the Rule 2.7 Announcement); or (g) any competing offer for the issued and to be issued ordinary share capital of Tate & Lyle is made which becomes or is declared unconditional (if implemented by way of takeover offer) or otherwise becomes effective (if implemented by way of a scheme of arrangement). 7.2 If this undertaking lapses, we shall have no claim against Ingredion and neither shall Ingredion have any claim against us, save in respect of any prior breach of this deed. This paragraph 7.2 shall survive the lapse of this deed. 8. GENERAL 8.1 The Acquisition shall be subject to such additional terms and conditions as may be required to comply with Applicable Law. 8.2 Pursuant to the Acquisition, we shall transfer (or procure the transfer of) the Tate & Lyle Shares fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now and hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) hereafter declared, made or paid, in each case except as provided by the terms of the Acquisition. 8.3 We shall accept any proposal made by Ingredion to holders of options over Tate & Lyle shares in compliance with Rule 15 of the Code in respect of all such options held by us not later than ten Business Days after Ingredion sends such proposals to the holders of options or otherwise ensure that any Tate & Lyle shares arising on conversion of such options held by us participate in the Acquisition. 8.4 We acknowledge that the release of the Rule 2.7 Announcement is at Ingredion's absolute discretion and, in particular, Ingredion reserves the right not to release the Rule 2.7 Announcement unless the board of Tate & Lyle agrees to recommend the Acquisition. For the avoidance of doubt, nothing in this deed shall oblige Ingredion to announce or effect the Acquisition. 8.5 Any date, time or period referred to in this deed shall be of the essence except to the extent to which Ingredion and we agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

\\1093970 4129-7280-9064 v4 Hogan Lovells 8.6 This deed shall be binding on our successors and assigns. 8.7 Except to the extent otherwise specified, our obligations set out in this deed are unconditional and irrevocable. 8.8 With regard to any of the Tate & Lyle Shares not registered in our name, the confirmations, warranties and undertakings contained in this deed are given by us on behalf of the registered holder(s) and we undertake to ensure the compliance by such person(s) with those confirmations, warranties and undertakings. 8.9 In this deed, references to an "interest" in securities shall have the meaning given to such term in the Code and all references to time are to London time. For the avoidance of doubt, a reference to the "Acquisition" also includes any new, increased, renewed or revised offer made by Ingredion to acquire shares in Tate & Lyle provided that the terms are no less favourable to Tate & Lyle shareholders than those set out in the Rule 2.7 Announcement. 8.10 In this deed, references to: (a) "acting in concert" has the meaning given to it in the Code; (b) "Applicable Law" means the requirements of the Code, the Panel, any applicable law, the High Court of Justice in England and Wales, the Companies Act 2006, the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the Public Offers and Admissions to Trading Regulations 2024, the Prospectus Rules: Admission to Trading on a Regulated Market made by the Financial Conduct Authority in exercise of its function as competent authority pursuant to Part VI of the Financial Services and Markets Act 2000, the Financial Conduct Authority, the London Stock Exchange, or the requirements of any other relevant regulatory authority; (c) "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York; and (d) "Deferred Consideration Shares" means up to 10,000,000 ordinary shares of 29 1/6 pence each in the capital of Tate & Lyle which may be issued to us, subject to the attainment of certain performance criteria. 8.11 A person who is not party to this deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act. 8.12 The invalidity, illegality or unenforceability of any provision of this deed shall not affect the continuation in force of the remainder of this deed. 8.13 This deed contains the whole agreement between Ingredion and us relating to the subject matter of this deed at the date hereof to the exclusion of any terms implied by law which may be excluded by contract. We acknowledge that we have not been induced to sign this deed by any representation, warranty or undertaking not expressly incorporated into it. 8.14 We agree that damages would not be an adequate remedy for breach of this deed and accordingly, without prejudice to any other remedies to which Ingredion may be entitled, that Ingredion shall be entitled to the remedies of specific performance, injunction or other equitable relief and no proof of special damages shall be necessary for the enforcement by Ingredion of its rights.

\\1093970 4129-7280-9064 v4 Hogan Lovells 8.15 We agree that this deed (and any dispute, controversy, proceedings or claim of any nature arising out of or in connection with it, including non-contractual disputes and claims) shall be governed and construed in accordance with English law. We agree to irrevocably submit to the exclusive jurisdiction of the English courts over any claim, dispute or matter arising under or in connection with this deed or its enforceability or the legal relationships established by this deed (including non-contractual disputes or claims) and waive any objection to proceedings being brought in such courts on the grounds of venue or on the grounds that proceedings have been brought in an inconvenient forum.

\\1093970 4129-7280-9064 v4 Hogan Lovells IN WITNESS whereof this document has been duly executed and delivered as a deed on the date above mentioned. Executed and delivered as a deed by Huber Equity Corporation /s/ Glenn Fish____________________ Glenn Fish President

\\1093970 4129-7280-9064 v4 Hogan Lovells SCHEDULE 1 Details of Tate & Lyle Shares Number of ordinary shares Registered holder Beneficial owner 75,000,000 Vidacos Nominees Limited Huber Equity Corporation

\\1093970 4129-7280-9064 v4 Hogan Lovells ANNEX Rule 2.7 Announcement